Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

BY

SKYAI, INC.

OF

UP TO 48,311,489 SHARES OF ITS COMMON STOCK, INCLUDING ASSOCIATED PREFERRED
SHARE PURCHASE RIGHTS UNDER THE RIGHTS PLAN,

REPRESENTING AN AGGREGATE PURCHASE PRICE OF UP TO $144,934,467

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON October 29, 2026, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

October 15, 2026

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 15, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) (which Offer to Purchase and Letter of Transmittal, along with other related materials as may be amended or supplemented from time to time, collectively constitute the “Offer”), in connection with the offer by SkyAI, Inc., a Nevada corporation (the “Company”) to purchase for cash up to 48,311,489 shares of its common stock, par value $0.0001 per share, including the associated preferred share purchase rights (each, a “Share,” and collectively, the “Shares”), , at a price of $3.00 per share (the “Purchase Price”), less any applicable withholding taxes and without interest, on the terms and subject to the conditions of the Offer.

Upon the terms and subject to the conditions of the Offer, if 48,311,489 Shares or less, are properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase all Shares properly tendered. All Shares acquired, if any, in the Offer will be acquired at the Purchase Price. Only Shares properly tendered and not properly withdrawn will be purchased. However, due to the proration provisions described in the Offer to Purchase, all of the Shares tendered may not be purchased if more than 48,311,489 Shares are properly tendered and not properly withdrawn. The Company reserves the right, in its sole discretion, to increase or decrease the aggregate number of Shares sought in the Offer, subject to applicable law. The Company will not purchase fractional shares. In accordance with the rules of the U.S. Securities and Exchange Commission, the Company may purchase in the Offer up to an additional 2% of its outstanding Shares, as applicable, without amending or extending the Offer.

The Company will purchase only those Shares properly tendered and not properly withdrawn upon the terms and conditions of the Offer (including the proration provisions described in the Offer to Purchase). All Shares accepted for payment will be paid promptly after the Expiration Date, to the seller in cash, less any applicable withholding taxes and without interest. All Shares acquired in the Offer, if any, will be acquired at the Purchase Price. If the Offer is fully subscribed, the Company would purchase 48,311,489 Shares, which would represent approximately 95% of the issued and outstanding Shares as of October 14, 2026. Shares that are tendered but not purchased because of the proration provisions will be returned to the tendering stockholders at the Company’s expense promptly after the expiration of the Offer. See Section 1 of the Offer to Purchase.

Under no circumstances will interest be paid on the Purchase Price for the Shares regardless of any delay in making such payment.

WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Shares at a price of $3.00 per Share, without interest.

2.	The Offer is conditioned upon 50% of 95% of the outstanding shares of Common Stock as of October 15, 2026 being tendered. Additionally, the Offer is subject to certain other conditions. See Section 7 of the Offer to Purchase.

3.	The Offer, withdrawal rights and proration period will expire at the Expiration Date, which will be one minute after 11:59 p.m., New York City time, on October 29, 2026, unless the Company extends the Offer or earlier terminates the Offer in accordance with the terms and subject to the conditions of the Offer, subject to applicable law.

4.	The Offer is for 48,311,489 Shares, constituting approximately 95% of the Company’s outstanding Shares as of October 14, 2026.

5.	Tendering shareholders who are tendering shares registered in their name and who are tendering such shares directly to MacKenzie Partners, Inc., the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of Shares under the Offer.

6.	Stockholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such brokers or other nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the attached instruction form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION SHEET SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE one minute after 11:59 p.m., New York City time, on OCTOBER 29, 2026, UNLESS THE OFFER IS EXTENDED.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares of the Company’s common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of the Company’s common stock residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 15, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) (which Offer to Purchase and Letter of Transmittal, along with other related materials as may be amended or supplemented from time to time, collectively constitute the “Offer”), in connection with the offer by SkyAI, Inc., a Nevada corporation (the “Company”) to purchase for cash shares of its common stock, par value $0.0001 per share, including the associated preferred share purchase rights (the “Shares”), having an aggregate purchase price of up to $144,934,467 at a purchase price of $3.00 per share to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares below or, if no number is specified, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of Shares to be tendered by you for the account of the undersigned: ___________________ Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

The Company’s Board of Directors has authorized the Company to make the Offer. However, none of the Company, nor any of the members of its Board of Directors, or the Information Agent or the Depositary makes any recommendation to STOCKHOLDERS as to whether they should tender or refrain from tendering their shares. None of the Company, nor any of the members of its Board of Directors, or the Information Agent or the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your shares. SHAREHOLDERS should carefully evaluate all information in the Offer to Purchase and in the Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering their shares and, if deciding to tender how many shares to tender.

SIGNATURE

Signatures:

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